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                                                                   EXHIBIT 3.A.1


                         EL PASO TENNESSEE PIPELINE CO.

     CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF PREFERRED STOCK
                    BY RESOLUTION OF THE BOARD OF DIRECTORS
                      PROVIDING FOR AN ISSUE OF 1,210,000
                      SHARES OF PREFERRED STOCK DESIGNATED
              "6 1/4% CUMULATIVE JUNIOR PREFERRED STOCK, SERIES C"
                          -------------------------

         I, David L. Siddall, Corporate Secretary of El Paso Tennessee Pipeline Co. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of said Corporation, the Board of Directors, by unanimous written consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, dated as of February 26, 1998, adopted a resolution providing for the issuance of a series of Preferred Stock, to be designated "6 1/4% Cumulative Junior Preferred Stock, Series C," which resolution is as follows:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended (as such may be further amended from time to time, the "Certificate of Incorporation"), a series of Preferred Stock, par value $0.01 per share, of the Corporation (the "Preferred Stock") be, and hereby is, created to be designated "6 1/4% Cumulative Junior Preferred Stock, Series C" (hereinafter referred to as the "Series C Preferred Stock"), consisting of 1,210,000 shares, and the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series C Preferred Stock are hereby fixed and stated to be as follows (all terms used herein that are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

         SECTION 1. Dividends. (a) The dividend rate on the Series C Preferred Stock shall be 6 1/4% of $50 per share of Series C Preferred Stock per annum. Dividends on shares of the Series C Preferred Stock shall accrue, whether or not declared, on a daily basis from the date of issuance of such shares. Accrued but unpaid dividends shall not bear interest.

         (b) Dividends on the Series C Preferred Stock shall be payable, when, as and if declared by the Board of Directors of the Corporation out of assets legally available therefor, annually on the last day of January in each year (each, a "Dividend Payment Date"), with the first dividend payment date being the next Dividend Payment Date following the date of issuance. Dividends on each Dividend Payment Date will be payable to holders of record of the Series C Preferred Stock as they appear on the stock books of the Corporation on a record date, not more than 60 days preceding such Dividend Payment Date, fixed for such purpose by the Board of Directors in advance of such Dividend Payment Date. Dividends payable on the Series C Preferred Stock for any period shorter than a year shall be computed on the basis of a 360-day year of twelve 30-day months. The Series C Preferred Stock shall rank on a parity with each other series of Preferred Stock as to the payment of dividends, except to the extent otherwise provided in Section 5 hereof or in the resolution or resolutions providing for the issuance of such other series.

         SECTION 2. Voting. The Series C Preferred Stock shall not have any voting rights except as required by law or the Certificate of Incorporation, or as hereinafter set forth:
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         (a) Whenever, at any time or times, dividends payable on the Series C
Preferred Stock shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of outstanding Series C Preferred Stock shall have the exclusive right, voting as a separate series from all other series of Preferred Stock and classes of capital stock of the Corporation, at each meeting of the stockholders held for the purpose of electing directors, to elect two directors of the Corporation, until such time as all dividends accumulated on the Series C Preferred Stock and in arrears shall have been paid in full or declared and set apart for payment, at which time the right of the holders of the Series C Preferred Stock to vote pursuant to the provisions of this paragraph (a) shall terminate, subject to revesting in the event of each and every subsequent default of the character and for the time above mentioned.

         At any time when voting rights shall, pursuant to the provisions of this paragraph (a), be vested in the Series C Preferred Stock, the number of directors of the Corporation shall be automatically increased, to the extent necessary, so that two directors may be elected by the holders of the Series C Preferred Stock and a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent in aggregate liquidation value of the Series C Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of the Series C Preferred Stock. Such meeting shall be held at the earliest practicable date but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the receipt by the Secretary of the Corporation of such request. If such meeting shall not be called by the proper officer of the Corporation as required within 20 days after personal service of the said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States of America by certified or registered mail, return receipt requested, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent in aggregate liquidation value of the Series C Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and such meeting may be called by such person designated upon the notice required for annual meetings of stockholders but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the receipt by the Secretary of the Corporation of such request. Any holder of the Series C Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions. Upon any termination of the right of the holders of the Series C Preferred Stock to vote for directors as a class as described in this paragraph (a), the term of office of the directors so elected as described in this paragraph (a) shall automatically terminate and the number of directors shall be reduced accordingly.

         (b) At any meeting so called pursuant to paragraph (a) above, and at any other meeting of stockholders held for the purpose of electing directors at which the holders of the Series C Preferred Stock shall have the right to elect directors as provided in paragraph (a) above, the presence in person or by proxy of a majority in voting power of the outstanding shares of the Series C Preferred Stock shall be required to constitute a quorum thereof for the election of any director by the holders of the Series C Preferred Stock.

         At any such meeting or adjournment thereof, (x) the absence of the required quorum of the Series C Preferred Stock shall not prevent the election of directors other than those to be elected by the Series C Preferred Stock and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by the Series C Preferred Stock, and (y) in the absence of the required quorum of the Series C Preferred Stock, a majority in voting power of the holders of Series C Preferred Stock present in person or by proxy shall have power to adjourn the meeting, subject to applicable law, but
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only with respect to the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

         (c) If by reason of any resignation, retirement, disqualification, death or removal there are not in office all such directors that the holders of the Series C Preferred Stock are entitled to elect pursuant to paragraph (a) above, then any such vacancy shall be filled only by the remaining director elected by such holders or, only in the event there is no such remaining director, by the holders of the Series C Preferred Stock entitled to vote thereon.

         Promptly after the right of the holders of the Series C Preferred Stock to fill any vacancy as set forth in the immediately preceding paragraph arises, the Board of Directors may cause a special meeting of the holders of Series C Preferred Stock entitled to vote thereon to be held for the purpose of filling such vacancy, and such vacancy shall be filled at any such special meeting. Such meeting shall be held at the earliest practicable date, but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the occurrence of such vacancy.

         Notwithstanding the immediately preceding paragraph, at any time after the right of the holders of the Series C Preferred Stock to fill any vacancy as set forth above in the first paragraph of this paragraph (c) arises, a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent in aggregate liquidation value of the Series C Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of the Series C Preferred Stock. Such meeting shall be held at the earliest practicable date but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the occurrence of such vacancy. If such meeting shall not be called by the proper officer of the Corporation as required within 20 days after personal service of the said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent in aggregate liquidation value of the Series C Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and such meeting may be called by such person designated upon the notice required for annual meetings of stockholders and shall be held at the place at which the last preceding annual meeting of the stockholders of the Corporation was held. Any holder of the Series C Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions.

         SECTION 3. Restrictions on Dividends and Stock Repurchases. Subject to any additional restrictions or limitations contained in the Certificate of Incorporation, if any, so long as any shares of Series C Preferred Stock remain outstanding, unless full cumulative dividends on the outstanding shares of Series C Preferred Stock for all past dividend periods have been paid, or declared and set apart for payment, dividends may not be paid or declared and other distributions may not be made upon any class or series of stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or rights upon dissolution, liquidation or winding up of the Corporation nor may any such class or series of stock of the Corporation be redeemed, purchased, retired or otherwise acquired by the Corporation, in either case without the consent, given in person or by proxy, either in writing or by vote at any annual meeting or at a special meeting called for that purpose, of the holders of at least a majority in voting power of the outstanding shares of Series C Preferred Stock present in person or by proxy at such meeting, provided that a quorum, consisting of at least a majority in voting power of the then outstanding shares of Series C Preferred Stock is present; provided, however, that, notwithstanding the foregoing provisions of this Section 3 (but subject to any restrictions or limitations to the contrary contained in the
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Certificate of Incorporation), the Corporation may at any time redeem, purchase or acquire, out of funds legally available therefor, shares of stock ranking junior to or on a parity with the Series C Preferred Stock as to dividends and rights upon liquidation, dissolution and winding up of the Corporation in exchange for, or out of net cash proceeds from a substantially concurrent sale of, other shares of any stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and rights upon liquidation, dissolution and winding up.

         SECTION 4. Ranking. (a) Any class or series of stock of the Corporation shall be deemed to rank: (i) prior to the Series C Preferred Stock as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;
(ii) on a parity with the Series C Preferred Stock as to the payment of dividends, whether or not the dividend rates or dividend payment dates thereof be different from those of the Series C Preferred Stock, if the holders of such class or series of stock and the holders of the Series C Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of accrued and unpaid dividends per share, without preference or priority one over the other, and on a parity with the Series C Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Series C Preferred Stock, if the holders of such class or series of stock and the holders of the Series C Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and (iii) junior to the Series C Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of Series C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

         (b) Except for the Common Stock, par value $0.01 per share, of the Corporation (as such may be constituted from time to time, the "Common Stock"), each other class and series of stock of the Corporation existing on the date of the adoption of this Certificate of Designation, Preferences and Rights of Preferred Stock shall be deemed to rank prior to the Series C Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up. The Common Stock shall be deemed to rank junior to the Series C Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

         SECTION 5. Liquidation Rights. (a) The amount that the holders of Series C Preferred Stock shall be entitled to receive in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), shall be $50.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of Liquidation, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed to be outstanding or be entitled to any powers, preferences, rights or privileges, including any voting rights, and certificates representing such shares of Series C Preferred Stock shall be surrendered for cancellation to the Corporation.

         (b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any class or series of stock of the Corporation ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock (subject to the rights of the holders of any stock ranking prior to the Series C Preferred Stock as to rights
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on liquidation, dissolution and winding up) shall be entitled to be paid in full the amounts set forth in paragraph (a) of this Section 5. After such payment shall have been made in full to the holders of the Series C Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stock of the Corporation ranking junior in respect thereof to the Series C Preferred Stock according to their respective rights. In the event that the assets of the Corporation available for distribution to holders of Series C Preferred Stock shall not be sufficient to make the payment herein required to be made in full and to pay in full the liquidation preference on all other shares of stock of the Corporation ranking on a parity with the Series C Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation, such assets shall be distributed to the holders of the respective shares of Series C Preferred Stock and any such other parity stock pro rata in proportion to the full amounts payable upon the shares of Series C Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full.

         SECTION 6. Maturity. Unless otherwise redeemed as provided herein, the term of the Series C Preferred Stock shall be perpetual.

         IN WITNESS WHEREOF, said El Paso Tennessee Pipeline Co. has caused this Certificate of Designation, Preferences and Rights of Preferred Stock to be signed by David L. Siddall, as Corporate Secretary, this 4th day of March 1998.

                                        EL PASO TENNESSEE PIPELINE CO.


                                        By:
                                           --------------------------------
                                                    David L. Siddall
                                                  Corporate Secretary